UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 14, 2019
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Novan, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2019, Novan, Inc. (the “Company”) received a notice from the staff (the “Staff”) of the Nasdaq Stock Market LLC notifying the Company that, for the last 30 consecutive business days, the market value of the Company’s listed securities has been below the minimum $50.0 million requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “Rule”). The Staff also noted that the Company did not meet alternative requirements for satisfying continued listing criteria found in Nasdaq Listing Rule 5450(b)(3)(A).
The Company has 180 calendar days, or until July 15, 2019, to regain compliance with the Rule. If, at any time before July 15, 2019, the market value of the Company’s listed securities closes at $50.0 million or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it complies with the Rule.

If the Company does not regain compliance with the Rule by July 15, 2019, the Staff will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may either apply for listing on The Nasdaq Capital Market, provided it meets the continued listing requirements of that market, or appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, the Company’s securities would remain listed on The Nasdaq Global Market pending a decision by the Panel following the hearing. The Company is currently evaluating its options for regaining compliance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: January 18, 2019	By:	/s/ Andrew J. Novak

Andrew J. Novak
Chief Accounting Officer